Exhibit 99.1

PROPOSAL 4

TO APPROVE THE ISSUANCE OF OUR SERIES I CONVERTIBLE PREFERRED STOCK

The following summary of the terms of the private placement and the description of the Series I Preferred are intended to provide you with basic information concerning the transaction; however, it is not a substitute for reviewing the form of the Series I Preferred Stock Purchase Agreement, the Series I Preferred Registration Rights Agreement and the Series I Preferred Certificate of Designation in their entirety, which are included as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended December 27, 2003, filed with the SEC. You should read this summary in conjunction with those documents.

Series I Preferred Private Placement

In March, 2003, our Board designated and approved the issuance of up to 16,810,000 shares of Series I Preferred in a private placement. From October through December of 2003, the Company entered into Stock Purchase Agreements with thirty-seven accredited investors to sell 16,809,987 shares of the Series I Preferred at $1.50 per share for an aggregate consideration of approximately $25,215,000 (collectively, the “Series I Stock Purchase Agreements”), conditional upon stockholder approval of the issuance of the Series I Preferred and the increase in the Company’s authorized capital to at least 400,000,000 shares, of which 325,000,000 shares are Common Stock and 75,000,000 shares are preferred stock. See “Security Ownership—Series I Preferred Stock” on page 95 for further details. The private placement of the Series I Preferred was completed in December 2003. Once issued, the Series I Preferred will be subject to the rights and preferences set forth in its certificate of designation, the Company’s Amended and Restated Certificate of Incorporation, and the Company’s bylaws.

Series I Stock Purchase Agreement

The Series I Preferred sold in the private placement were unregistered and, therefore, subject to restrictions on resale and transferability. Purchasers of the Series I Preferred in the private placement were granted registration rights with respect to shares of Common Stock into which the Series I Preferred is convertible, as described below. Pursuant to the Series I Stock Purchase Agreements, purchasers of the Series I Preferred have agreed that they will not sell, transfer or otherwise dispose of the Series I Preferred, when issued, or any options, rights or warrants to purchase the Series I Preferred or grant such options, rights or warrants, during a lockup period if there is an underwritten public offering of the Company’s securities and the managing underwriter of that offering requires it. The lockup period will be the shorter of (i) 240 days after the effectiveness of the registration statement used to effectuate the offering, or (ii) the period of time during which the officers and directors of the Company are subject to the same transfer restrictions.

Series I Registration Rights Agreement

Pursuant to the Series I Stock Purchase Agreements, the Company and each of the Series I Preferred investors entered into a Registration Rights Agreement (the “Series I Registration Rights Agreement”). Pursuant to the Series I Registration Rights Agreement, a majority of the holders of the Company’s Series I Preferred may demand that the Company file a registration statement under the Securities Act of 1933 to register for resale the Common Stock issuable upon conversion of the Series I Preferred held by the demanding stockholders (“Series I Demand Right”). Holders of a majority of the Series I Preferred may exercise their Series I Demand Right up to three times. In addition to the Series I Demand Right, holders of the Series I Preferred also enjoy incidental or “piggyback” registration rights to register for resale the Common Stock issuable upon conversion of the Series I Preferred whenever the Company proposes to register any of its securities under the Securities Act of 1933. Under the Series I Registration Rights Agreement, the Company will bear all of the expenses associated with the securities registration process pursuant to the Series I Demand Right or other piggyback rights and will compensate holders of the Series I Preferred for one counsel for each registration. The holders of the Series I Preferred stock are precluded from requesting any type of registration until the issuance of the Series I Preferred and the Company’s certificate of incorporation is amended to increase the number of authorized shares of Common Stock to at least 325,000,000 and the number of authorized shares of Preferred Stock to at least 75,000,000.

Pursuant to the Series I Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Series I Preferred against any and all losses, liabilities, claims, damages and expenses arising out of any material misstatement or omission in the registration statement used in response to the Series I Demand Right or any piggyback rights discussed above, unless such losses and liabilities were due to actions of the holders of the Series I Preferred. Similarly, holders of the Series I Preferred agreed to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all losses, liabilities, claims, damages and expenses arising out of any misstatement or omission in the registration statement used in response to the Series I Demand Right or any piggyback rights discussed above if such misstatement or omission resulted from written information furnished to the Company by or on behalf of the Series I Preferred holders for use in such registration statement.

Use of Proceeds

The Company has used the proceeds from the sale of the Series I Preferred for the following purposes: (i) to invest in technology; (ii) to strengthen its balance sheet by reducing accounts payable and (iii) for working capital. If the Company’s stockholders do not approve the issuance of the Series I Preferred, the Company will return to each purchaser their purchase price for the Series I Preferred.

Nasdaq Stockholder Approval Requirements

The Company’s Common Stock is listed on the Nasdaq SmallCap Market. The marketplace rules of Nasdaq (the “Nasdaq Rules”) require stockholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, Common Stock or securities convertible into or exercisable for Common Stock which equals 20% or more of the Company’s outstanding Common Stock or 20% or more of the voting power outstanding before the issuance. As of December 19, 2003, the final date on which shares of Series I Preferred were issued, the 16,809,987 shares of Series I Preferred outstanding were convertible into 168,099,870 shares of Common Stock, representing over 100% of the Company’s outstanding Common Stock on that date. The closing bid price of one share of Common Stock on the Nasdaq SmallCap Market on December 19, 2003 was $0.60. The equivalent conversion price of one share of Series I Preferred on that date was $0.15 and therefore was below the public market price of one share of Common Stock on the Nasdaq SmallCap Market when the Series I Preferred were sold.

In addition, the Nasdaq Rules require stockholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the sale of the Series I Preferred will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required thereby.

In the event that stockholder approval of the issuance of the Series I Preferred or the approval of the increase in the Company’s authorized capital is not obtained, the Series I Preferred will not be issued.

Summary of the Material Terms of the Series I Preferred Stock

Upon approval of Proposal 3 above, the Company’s Amended and Restated Certificate of Incorporation will authorize the Board to issue, without any action by the Company’s stockholders, up to 299,515,270 shares of preferred stock, in any classes or series the Board determines, and to specify the rights, preferences and privileges of such shares. The Board has authorized the issuance of up to 16,810,000 shares of Series I Preferred with the following rights and material terms.

Dividends

The Company is required to declare and pay to the holders of the Series I Preferred, on an as-converted basis, any dividends declared or paid to the Common Stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of Common Stock. There is no restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends to the Series I Preferred due to the Company not declaring dividends on its Common Stock.

Liquidation

Upon any liquidation, dissolution and winding up of the Company, each holder of Series I Preferred is entitled to receive an amount in cash equal to $1.50 for each share of Series I Preferred, plus any accrued but unpaid dividends thereon (“Series I Liquidation Preference”). If the Company’s assets are insufficient to pay all liquidation preferences for all of its preferred stock, the Company will first distribute its assets to cover the liquidation preference of the Series M Preferred, if issued, and the remaining assets will be distributed between the holders of Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred (if issued), Series J Preferred (if issued), Series K Preferred (if issued) and Series L Preferred (if issued), on a pro rata basis dependant on the aggregate maximum liquidation preference of all of the Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred, Series J Preferred, Series K Preferred and Series L Preferred outstanding. The assets remaining after these distributions will be shared between the holders of Series B Preferred and Series C Preferred on a pro rata basis dependent on the aggregate maximum liquidation preference of all outstanding Series B Preferred and Series C Preferred. Any remaining assets will be distributed to holders of the Common Stock.

Voting Rights

Except as set forth below or if the Series I Preferred is issued and subsequently converted into voting shares of Common Stock, the holders of shares of Series I Preferred have no voting rights.

For so long as at least 20% of the shares of Series I Preferred issued under the Series I Stock Purchase Agreements remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series I Preferred then outstanding is required for the Company to (i) alter or change the preferences, rights or powers of the Series I Preferred, or (ii) increase or decrease the authorized number of shares of Series I Preferred.

Conversion to Common Stock

Subject to stockholder approval for the issuance of the Series I Preferred, once issued, the holders of Series I Preferred, at any time and from time to time, may convert all or any portion of the Series I Preferred, including any fraction of a share, into shares of the Common Stock (or shares or units of any security into which the Company’s Common Stock is changed). However, except for certain organic changes, Series I Preferred shall not be convertible into Common stock to the extent that such conversion would result in the holder of the Series I Preferred, together with such holder’s affiliates, holding 40% or more of all of the outstanding capital stock of the Company on an as converted basis. The initial conversion price for the Series I Preferred was $0.15 per common share.

The rate at which shares of Series I Preferred may be converted to Common Stock shall be adjusted, from time to time, in order to prevent dilution of this right to so convert held by the holders of the Series I Preferred. In the event the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for Common Stock for a consideration per share of Common Stock received or receivable upon conversion or exercise of such securities, of less than the market price of the Common Stock, determined as of the date of the initial issue or sale, the conversion rate of the Series I Preferred shall be proportionately adjusted to prevent dilution. The market price of the Common Stock for this purpose is determined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which market price is being determined. Certain permitted issuances, including, but not limited to options or shares granted under the Company’s stock option plans or the granting of options for up to 75,000 shares of Common Stock to employees and consultants of the Company outside of the Company’s stock option plans, will not trigger such an adjustment to the rate of conversion. Due to the contracted sale of our Series J Preferred, Series K Preferred, Series L Preferred, and Extension Warrants in private placements and the issuance of compensation and contractor warrants, the conversion price of the Series I Preferred was adjusted to $0.1012, which results in one share of Series I Preferred convertible into 14.8221 shares of Common Stock as of January 14, 2005. The issuance of the Series M Preferred, the TerraNova Warrant and other issuances related to the Series M Private Placement would have further diluted the rate of conversion for the Series I Preferred. However, it is contemplated that the Series I Preferred shall be amended to classify the issuance of the Series M Preferred, the TerraNova Warrant and the other issuances related to the Series M Private Placement as permitted issuances, which would not cause a anti-dilution adjustment to the rate of conversion of the Series I Preferred. See Proposal 5. As of January 14, 2005, the shares of Series I Preferred outstanding, if convertible, assuming anti-dilution adjustment for each of the issuances discussed above and no anti-dilution adjustment for the issuance under the Series M Private Placement, would be convertible into 249,160,059 shares of Common Stock, representing approximately 26.8% of the Company’s outstanding Common Stock on a fully diluted basis.

Effect of Issuance of Series I Preferred on the Company’s Outstanding Securities and Warrants

Since the Series I Preferred was sold at $1.50 per share, the potential issuance of the Series I Preferred will be dilutive to the holders of the Company’s outstanding capital stock, including the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred and Common Stock. The issuance of the Series I Preferred will also be dilutive to certain of the Company’s various outstanding options and warrants. Of these securities, each of the Prior Preferred carries anti-dilution provisions in their conversion or exercise rights.

The conversion prices of each of the Prior Preferred are required to be reduced on a weighted average basis concurrent with any issuance, other than certain permitted issuances, by the Company of securities for a consideration per share less than the market value of the Common Stock immediately prior to the date the Company fixes the purchase price for such securities. This weighted average reduction for the Prior Preferred would mean that the conversion price is decreased to the mathematical result of (i) the conversion price in effect immediately prior to such issuance multiplied by (ii) a fraction, the numerator of which equals the sum of (y) the number of shares of Common Stock outstanding on a fully diluted basis (in accordance with the applicable certificate of designation) prior to such issuance multiplied by the market value of the Common Stock on the day of such issuance plus (x) the consideration received by the Company for such issuance, and the denominator of which equals the product of the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market value immediately after such issuance. The market value of the Common Stock for the purpose of determining whether the holders of the Prior Preferred have contractual rights to a reduction of their conversion prices because that security has been diluted is defined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which the market value is being determined. The market value determined for this purpose in relation to the potential issuance of the Series I Preferred was determined at each closing of the purchase of Series I Preferred, each of which was an individually dilutive event, and was $0.6452 per share on December 19, 2003 the date of the final sale of Series I Preferred.

To better help you understand how the aggregate issuance of the Series I Preferred affects the conversion price of each of the Prior Preferred, the following table lists the conversion price of each security immediately before and immediately after the sale of all of the 16,809,987 shares of Series I Preferred following the final purchase of Series I Preferred on December 19, 2003.

	Conversion Price Prior to Issuance	Conversion Price After Issuance
Series B Preferred	$5.2383	$1.5370
Series C Preferred	$4.9879	$1.4636
Series D Preferred	$2.7013	$0.7927
Series F Preferred	$1.8778	$0.5510
Series G Preferred	$3.0815	$0.9042
Series H Preferred	$1.00	$0.2934

The Company did not seek the opinion of an independent financial advisor as to whether the potential issuance of the Series I Preferred was fair to the Company and its stockholders from a financial point of view. The Board of Directors of the Company, however, considered the Company’s financial condition, working capital needs and the market price of its Common Stock, and approved the terms and conditions of such transactions.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Prior Preferred, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 4. Additionally, the affirmative vote of the holders of two-thirds of the Series B Preferred and the Series C Preferred, each voting as a separate series, is required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4.

PROPOSAL 6

TO APPROVE THE ISSUANCE OF OUR SERIES J CONVERTIBLE PREFERRED STOCK

The following summary of the terms of the private placement and the description of the Series J Preferred are intended to provide you with basic information concerning the transaction; however, it is not a substitute for reviewing the form of the Series J Preferred Stock Purchase Agreement, the Series J Preferred Registration Rights Agreement and Series J Preferred Certificate of Designation in their entirety, which are included as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 27, 2004, filed with the SEC. You should read this summary in conjunction with those documents.

Series J Preferred Private Placement

In March 2004, our Board designated and approved the issuance of up to 8,000,000 shares of Series J Preferred in a private placement. From March 2004 through July 2004, the Company entered into Stock Purchase Agreements with forty-two accredited investors to sell 7,999,993 shares of the Series J Preferred at $1.50 per share for an aggregate consideration of approximately $12,000,000 (collectively, the “Series J Stock Purchase Agreements”), conditional upon stockholder approval of the issuance of the Series J Preferred and the increase in the Company’s authorized capital to at least 500,000,000 shares, of which 425,000,000 shares are Common Stock and 75,000,000 shares are preferred stock. See “Security Ownership—Series J Preferred Stock” on page 96 for further details. The final sale of Series J Preferred was completed on July 26, 2004. Once issued, the Series J Preferred is subject to the rights and preferences set forth in its certificate of designation, the Company’s Amended and Restated Certificate of Incorporation, and the Company’s bylaws.

Series J Stock Purchase Agreement

The Series J Preferred sold in the private placement was unregistered and, therefore, subject to restrictions on resale and transferability. Purchasers of the Series J Preferred in the private placement were granted registration rights with respect to shares of Common Stock into which the Series J Preferred is convertible, as described below. Pursuant to the Series J Stock Purchase Agreements, purchasers of the Series J Preferred have agreed that they will not sell, transfer or otherwise dispose of the Series J Preferred, when issued, or any options, rights or warrants to purchase the Series J Preferred or grant such options, rights or warrants, during a lockup period if there is an underwritten public offering of the Company’s securities and the managing underwriter of that offering requires it. The lockup period will be the shorter of (i) 240 days after the effectiveness of the registration statement used to effectuate the offering, or (ii) the period of time during which the officers and directors of the Company are subject to the same transfer restrictions.

Series J Registration Rights Agreement

Pursuant to the Series J Stock Purchase Agreements, the Company and each of the Series J Preferred investors entered into a Registration Rights Agreement (the “Series J Registration Rights Agreement”). Pursuant to the Series J Registration Rights Agreement, a majority of the holders of the Company’s Series J Preferred may demand that the Company file a registration statement under the Securities Act of 1933 to register for resale the Common Stock issuable upon conversion of the Series J Preferred held by the demanding stockholders (“Series J Demand Right”). Holders of a majority of the Series J Preferred may exercise their Series J Demand Right up to three times. In addition to the Series J Demand Right, holders of the Series J Preferred also enjoy incidental or “piggyback” registration rights to register for resale the Common Stock issuable upon conversion of the Series J Preferred whenever the Company proposes to register any of its securities under the Securities Act of 1933. Under the Series J Registration Rights Agreement, the Company will bear all of the expenses associated with the securities registration process pursuant to the Series J Demand Right or other piggyback rights and will compensate holders of the Series J Preferred for one counsel for each registration. The holders of the Series J Preferred stock are precluded from requesting any type of registration until the issuance of the Series K Preferred and the Company’s certificate of incorporation is amended to increase the number of authorized shares of Common Stock to at least 425,000,000 and the number of authorized shares of Preferred Stock to at least 75,000,000.

Pursuant to the Series J Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Series J Preferred against any and all losses, liabilities, claims, damages and expenses arising out of any material misstatement or omission in the registration statement used in response to the Series J Demand Right or any piggyback rights discussed above, unless such losses and liabilities were due to actions of the holders of the Series J Preferred. Similarly, holders of the Series J Preferred agreed to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all losses, liabilities, claims, damages and expenses arising out of any misstatement or omission in the registration statement used in response to the Series J Demand Right or any piggyback rights discussed above if such misstatement or omission resulted from written information furnished to the Company by or on behalf of the Series J Preferred holders for use in such registration statement.

Use of Proceeds

The Company has used the proceeds from the sale of the Series J Preferred for the following purposes: (i) to invest in technology; (ii) to strengthen its balance sheet by reducing accounts payable and (iii) for working capital. If the Company’s stockholders do not approve the issuance of the Series J Preferred, the Company will return to each purchaser their purchase price for the Series J Preferred.

Nasdaq Stockholder Approval Requirements

The Company’s Common Stock is listed on the Nasdaq SmallCap Market. The marketplace rules of Nasdaq (the “Nasdaq Rules”) require stockholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, Common Stock or securities convertible into or exercisable for Common Stock which equals 20% or more of the Company’s outstanding Common Stock or 20% or more of the voting power outstanding before the issuance. As of July 26, 2004, the final date on which shares of Series J Preferred were sold, 7,999,993 shares of Series J Preferred outstanding were convertible into 79,999,930 shares of Common Stock, representing over 100% of the Company’s outstanding Common Stock on that date. The closing bid price of one share of Common Stock on the Nasdaq SmallCap Market on July 26, 2004 was $0.48. The equivalent conversion price of one share of Series J Preferred on that date was $0.15 and therefore was below the public market price of one share of Common Stock on the Nasdaq SmallCap Market when the Series J Preferred were sold.

In addition, the Nasdaq Rules require stockholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the sale of the Series J Preferred will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required thereby.

In the event that stockholder approval of the issuance of the Series J Preferred or the approval of the increase in the Company’s authorized capital is not obtained, the Series J Preferred will not be issued.

Summary of the Material Terms of the Series J Preferred Stock

Upon approval of Proposal 3 above, the Company’s Amended and Restated Certificate of Incorporation will authorize the Board to issue, without any action by the Company’s stockholders, up to 299,515,270 shares of preferred stock, in any classes or series the Board determines, and to specify the rights, preferences and privileges of such shares. The Board has authorized the issuance of up to 8,000,000 shares of Series J Preferred with the following rights and material terms.

Dividends

The Company is required to declare and pay to the holders of the Series J Preferred, on an as-converted basis, any dividends declared or paid to the Common Stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of Common Stock. There is no restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends to the Series J Preferred due to the Company not declaring dividends on its Common Stock.

Liquidation

Upon any liquidation, dissolution and winding up of the Company, each holder of Series J Preferred is entitled to receive an amount in cash equal to $1.50 for each share of Series J Preferred, plus any accrued but unpaid dividends thereon (“Series J Liquidation Preference”). If the Company’s assets are insufficient to pay all liquidation preferences for all of its preferred stock, the Company will first distribute its assets to cover the liquidation preference of the Series M Preferred, if issued, and the remaining assets will be distributed between the holders of Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred (if issued), Series J Preferred (if issued), Series K Preferred (if issued) and Series L Preferred (if issued), on a pro rata basis dependant on the aggregate maximum liquidation preference of all of the Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred, Series J Preferred, Series K Preferred and Series L Preferred outstanding. The assets remaining after these distributions will be shared between the holders of Series B Preferred and Series C Preferred on a pro rata basis dependent on the aggregate maximum liquidation preference of all outstanding Series B Preferred and Series C Preferred. Any remaining assets will be distributed to holders of the Common Stock.

Voting Rights

Except as set forth below or if the Series J Preferred is issued and subsequently converted into voting shares of Common Stock, the holders of shares of Series J Preferred have no voting rights.

For so long as at least 20% of the shares of Series J Preferred issued under the Series J Stock Purchase Agreements remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series J Preferred then outstanding is required for the Company to (i) alter or change the preferences, rights or powers of the Series J Preferred, or (ii) increase or decrease the authorized number of shares of Series J Preferred.

Conversion to Common Stock

Subject to stockholder approval for the issuance of the Series J Preferred, once issued, the holders of Series J Preferred, at any time and from time to time, may convert all or any portion of the Series J Preferred, including any fraction of a share, into shares of the Common Stock (or shares or units of any security into which the Company’s Common Stock is changed). However, except for certain organic changes, Series J Preferred shall not be convertible into Common stock to the extent that such conversion would result in the holder of the Series J Preferred, together with such holder’s affiliates, holding 40% or more of all of the outstanding capital stock of the Company on an as converted basis. The initial conversion price for the Series J Preferred was $0.15 per common share.

The rate at which shares of Series J Preferred may be converted to Common Stock shall be adjusted, from time to time, in order to prevent dilution of this right to so convert held by the holders of the Series J Preferred. In the event the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for Common Stock for a consideration per share of Common Stock received or receivable upon conversion or exercise of such securities, of less than the market price of the Common Stock, determined as of the date of the initial issue or sale, the conversion rate of the Series J Preferred shall be proportionately adjusted to prevent dilution. The market price of the Common Stock for this purpose is determined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which market price is being determined. Certain permitted issuances, including, but not limited to options or shares granted under the Company’s stock option plans or the granting of options for up to 75,000 shares of Common Stock to employees and consultants of the Company outside of the Company’s stock option plans, will not trigger such an adjustment to the rate of conversion.

Due to the contracted sale of our Series K Preferred, our Series L Preferred, and Extension Warrants in private placements and the issuance of contractor warrants, the conversion price of the Series J Preferred was adjusted to $0.1230, which results in one share of Series J Preferred convertible into 12.1951 shares of Common Stock as of January 14, 2005. The issuance of the Series M Preferred, the TerraNova Warrant and other issuances related to the Series M Private Placement would have further diluted the rate of conversion for the Series J Preferred. However, it is contemplated that the Series J Preferred shall be amended to classify the issuance of the Series M Preferred, the TerraNova Warrant and the other issuances related to the Series M Private Placement as permitted issuances, which would not cause a anti-dilution adjustment to the rate of conversion of the Series J Preferred. See Proposal 7. As of January 14, 2005, the shares of Series J Preferred outstanding, if convertible, assuming anti-dilution adjustment for each of the issuances discussed above and no anti-dilution adjustment for the issuance under the Series M Private Placement, would be convertible into 97,560,872 shares of Common Stock, representing approximately 10.5% of the Company’s outstanding Common Stock on a fully diluted basis.

Effect of Issuance of Series J Preferred on the Company’s Outstanding Securities and Warrants

Since the Series J Preferred was sold at $1.50 per share, the potential issuance of the Series J Preferred will be dilutive to the holders of the Company’s outstanding capital stock and stock that is contracted to be issued prior to the contracted sale of the Series J Preferred, including the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred (if issued) and Common Stock. The potential issuance of the Series J Preferred will also be dilutive to certain of the Company’s various outstanding options and warrants. Of these securities, each of the Prior Preferred, Series I Preferred and certain warrants issued to officers and key employees, carry anti-dilution provisions in their conversion or exercise rights.

The conversion prices of each of the Prior Preferred and the Series I Preferred are required to be reduced on a weighted average basis concurrent with any issuance, other than certain permitted issuances, by the Company of securities for a consideration per share less than the market value of the Common Stock immediately prior to the date the Company fixes the purchase price for such securities. This weighted average reduction for the Prior Preferred and the Series I Preferred would mean that the conversion price is decreased to the mathematical result of (i) the conversion price in effect immediately prior to such issuance multiplied by (ii) a fraction, the numerator of which equals the sum of (y) the number of shares of Common Stock outstanding on a fully diluted basis (in accordance with the applicable certificate of designation) prior to such issuance multiplied by the market value of the Common Stock on the day of such issuance plus (x) the consideration received by the Company for such issuance, and the denominator of which equals the product of the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market value immediately after such issuance. The market value of the Common Stock for the purpose of determining whether the holders of the Prior Preferred and the Series I Preferred have contractual rights to a reduction of their respective conversion prices because that security has been diluted is defined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which the market value is being determined. The market value determined for this purpose in relation to the issuance of the Series J Preferred was determined at each closing of the purchase of Series J Preferred each of which was an individually dilutive event, and on July 26, 2004 the final Series J Preferred dilutive issuance, was $0.5834 per share.

The Compensation Warrants (defined below) granted, part of which are subject to stockholder approval, on February 12, 2004, are each initially exercisable into one share of Common Stock per warrant, have an exercise price of $0.01 per share, a term of seven years and are immediately exercisable upon issuance. These warrants, by their terms, provide for an anti-dilution adjustment to the number of shares of Common Stock into which the warrants are exercisable in the event that the Company issues other equity instruments that would result in dilution to the holders of the warrants. In the event the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for Common Stock for a consideration per share of Common Stock of less than the market price of the Common Stock, determined as of the date of the initial issue or sale, the exercise rate of the warrants shall be proportionately adjusted to prevent dilution. As of January 14, 2005, the Compensation Warrants were exercisable into 5,123,466 shares of Common Stock.

To better help you understand how the aggregate issuance of the Series J Preferred affects the conversion/exercise price of each of the Prior Preferred, the Series I Preferred and the Compensation Warrants, the following table lists the conversion/exercise price of each security immediately before and immediately after the sale of all of the 7,999,993 shares of Series J Preferred. Please note that upon anti-dilution adjustment, the exercise price of the Compensation Warrants does not change. However, the number of shares of Common Stock into which the Compensation Warrants are exercisable increases.

	Conversion/Exercise Price Prior to Issuance	Conversion/Exercise Price After Issuance
Series B Preferred	$1.5176	$1.2641
Series C Preferred	$1.4451	$1.2037
Series D Preferred	$0.7827	$0.6519
Series F Preferred	$0.5441	$0.4533
Series G Preferred	$0.8928	$0.7436
Series H Preferred	$0.2897	$0.2413
Series I Preferred	$0.1481	$0.1234
Compensation Warrants	$0.01	$0.01

The Company did not seek the opinion of an independent financial advisor as to whether the issuance of the Series J Preferred was fair to the Company and its stockholders from a financial point of view. The Board of Directors of the Company, however, considered the Company’s financial condition, working capital needs and the market price of its Common Stock, and approved the terms and conditions of such transactions.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Prior Preferred, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 6. Additionally, the affirmative vote of the holders of two-thirds of the Series B Preferred and the Series C Preferred, each voting as a separate series, is required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 6.

PROPOSAL 8

TO APPROVE THE ISSUANCE OF OUR SERIES K CONVERTIBLE PREFERRED STOCK

The following summary of the terms of the private placement and the description of the Series K Preferred are intended to provide you with basic information concerning the transaction; however, it is not a substitute for reviewing the form of the Series K Preferred Stock Purchase Agreement, Series K Preferred Registration Rights Agreement and the Series K Preferred Certificate of Designation in their entirety, which are included as Exhibit B to this Proxy Statement. You should read this summary in conjunction with those documents.

Series K Preferred Private Placement

In June 2004, our Board designated and approved the issuance of up to 16,700,000 shares of Series K Preferred in a private placement. From August 2004 through December 2004, the Company entered into Stock Purchase Agreements with four accredited investors to sell 9,851,466 shares of the Series K Preferred at $1.50 per share for an aggregate consideration of approximately $14,777,200 (collectively, the “Series K Stock Purchase Agreements”), conditioned upon stockholder approval of the issuance of the Series K Preferred and the increase in the Company’s authorized capital to at least 775,000,000,000 share of which 700,000,000 shares are Common Stock and 75,000,000 shares are preferred stock. See “Security Ownership—Series K Preferred Stock” on page 97 for further details. The final sale of the Series K Preferred was completed on December 21, 2004. Once issued, the Series K Preferred will be subject to the rights and preferences set forth in its certificate of designation, the Company’s Amended and Restated Certificate of Incorporation, and the Company’s bylaws.

Series K Stock Purchase Agreement

The Series K Preferred sold in the private placement was unregistered and, therefore, subject to restrictions on resale and transferability. Purchasers of the Series K Preferred in the private placement were granted registration rights with respect to shares of Common Stock into which the Series K Preferred is convertible, as described below. Pursuant to the Series K Stock Purchase Agreements, purchasers of the Series K Preferred have agreed that they will not sell, transfer or otherwise dispose of the Series K Preferred or any options, rights or warrants to purchase the Series K Preferred, when issued, or grant such options, rights or warrants, during a lockup period if there is an underwritten public offering of the Company’s securities and the managing underwriter of that offering requires it. The lockup period will be the shorter of (i) 240 days after the effectiveness of the registration statement used to effectuate the offering, or (ii) the period of time during which the officers and directors of the Company are subject to the same transfer restrictions.

Series K Registration Rights Agreement

Pursuant to the Series K Stock Purchase Agreements, the Company and each of the Series K Preferred investors entered into a Registration Rights Agreement (the “Series K Registration Rights Agreement”). Pursuant to the Series K Registration Rights Agreement, a majority of the holders of the Company’s Series K Preferred may demand that the Company file a registration statement under the Securities Act of 1933 to register for resale the Common Stock issuable upon conversion of the Series K Preferred held by the demanding stockholders (“Series K Demand Right”). Holders of a majority of the Series K Preferred may exercise their Series K Demand Right up to three times. In addition to the Series K Demand Right, holders of the Series K Preferred also enjoy incidental or “piggyback” registration rights to register for resale the Common Stock issuable upon conversion of the Series K Preferred whenever the Company proposes to register any of its securities under the Securities Act of 1933. Under the Series K Registration Rights Agreement, the Company will bear all of the expenses associated with the securities registration process pursuant to the Series K Demand Right or other piggyback rights and will compensate holders of the Series K Preferred for one counsel for each registration. The holders of the Series K Preferred stock are precluded from requesting any type of registration until the issuance of the Series K Preferred and the Company’s Certificate of Incorporation is amended to increase the number of authorized shares of Common Stock to 700,000,000 and the number of authorized shares of Preferred Stock to 75,000,000.

Pursuant to the Series K Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Series K Preferred against any and all losses, liabilities, claims, damages and expenses arising out of any material misstatement or omission in the registration statement used in response to the Series K Demand Right or any piggyback rights discussed above, unless such losses and liabilities were due to actions of the holders of the Series K Preferred. Similarly, holders of the Series K Preferred agreed to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all losses, liabilities, claims, damages and expenses arising out of any misstatement or omission in the registration statement used in response to the Series K Demand Right or any piggyback rights discussed above if such misstatement or omission resulted from written information furnished to the Company by or on behalf of the Series K Preferred holders for use in such registration statement.

Use of Proceeds

The Company has used the proceeds from the sale of the Series K Preferred for the following purposes: (i) to invest in technology; (ii) to strengthen its balance sheet by reducing accounts payable; and (iii) for working capital. If the Company’s stockholders do not approve the issuance of the Series K Preferred, the Company will return to each purchaser their purchase price for the Series K Preferred.

Nasdaq Stockholder Approval Requirements

The Company’s Common Stock is listed on the Nasdaq SmallCap Market. The marketplace rules of Nasdaq (the “Nasdaq Rules”) require stockholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, Common Stock or securities convertible into or exercisable for Common Stock which equals 20% or more of the Company’s outstanding Common Stock or 20% or more of the voting power outstanding before the issuance. As of December 21, 2004, the final date on which shares of Series K Preferred were sold, 9,851,466 shares of Series K Preferred outstanding were convertible into 98,514,660 shares of Common Stock, representing over 100 % of the Company’s outstanding Common Stock on that date. The closing bid price of one share of Common Stock on the Nasdaq SmallCap Market on December 21, 2004 was $0.24. The equivalent conversion price of one share of Series K Preferred on that date was $0.15 and therefore was below the public market price of one share of Common Stock on the Nasdaq SmallCap Market when the Series K Preferred were sold.

In addition, the Nasdaq Rules require stockholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the sale of the Series K Preferred will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required thereby.

In the event that stockholder approval of the issuance of the Series K Preferred or the approval of the increase in the Company’s authorized capital is not obtained, the Series K Preferred will not be issued.

Summary of the Material Terms of the Series K Preferred Stock

Upon approval of Proposal 3 above, the Company’s Amended and Restated Certificate of Incorporation will authorize the Board to issue, without any action by the Company’s stockholders, up to 299,515,270 shares of preferred stock, in any classes or series the Board determines, and to specify the rights, preferences and privileges of such shares. The Board has authorized the issuance of up to 16,700,000 shares of Series K Preferred with the following rights and material terms.

Dividends

The Company is required to declare and pay to the holders of the Series K Preferred, on an as-converted basis, any dividends declared or paid to the Common Stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of Common Stock. There is no restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends to the Series K Preferred due to the Company not declaring dividends on its Common Stock.

Liquidation

Upon any liquidation, dissolution and winding up of the Company, each holder of Series K Preferred is entitled to receive an amount in cash equal to $1.50 for each share of Series K Preferred, plus any accrued but unpaid dividends thereon (“Series K Liquidation Preference”). If the Company’s assets are insufficient to pay all liquidation preferences for all of its preferred stock, the Company will first distribute its assets to cover the liquidation preference of the Series M Preferred, if issued, and the remaining assets will be distributed between the holders of Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred (if issued), Series J Preferred (if issued), Series K Preferred (if issued) and Series L Preferred (if issued), on a pro rata basis dependant on the aggregate maximum liquidation preference of all of the Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred, Series J Preferred, Series K Preferred and Series L Preferred outstanding. The assets remaining after these distributions will be shared between the holders of Series B Preferred and Series C Preferred on a pro rata basis dependent on the aggregate maximum liquidation preference of all outstanding Series B Preferred and Series C Preferred. Any remaining assets will be distributed to holders of the Common Stock.

Voting Rights

Except as set forth below or if the Series K Preferred is issued and subsequently converted into voting shares of Common Stock, the holders of Series K Preferred have no voting rights.

For so long as at least 20% of the shares of Series K Preferred issued under the Series K Stock Purchase Agreements remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series K Preferred then outstanding is required for the Company to (i) alter or change the preferences, rights or powers of the Series K Preferred, or (ii) increase or decrease the authorized number of shares of Series K Preferred.

Conversion to Common Stock

Subject to stockholder approval for the issuance of the Series K Preferred, once issued, the holders of Series K Preferred, at any time and from time to time, may convert all or any portion of the Series K Preferred, including any fraction of a share, into shares of the Common Stock (or shares or units of any security into which the Company’s Common Stock is changed). However, except for certain organic changes, Series K Preferred shall not be convertible into Common stock to the extent that such conversion would result in the holder of the Series K Preferred, together with such holder’s affiliates, holding 40% or more of all of the outstanding capital stock of the Company on an as converted basis. The initial conversion price for the Series K Preferred was $0.15 per common share.

The rate at which shares of Series K Preferred may be converted to Common Stock shall be adjusted, from time to time, in order to prevent dilution of this right to so convert held by the holders of the Series K Preferred. In the event the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for Common Stock for a consideration per share of Common Stock received or receivable upon conversion or exercise of such securities, of less than the market price of the Common Stock, determined as of the date of the initial issue or sale, the conversion rate of the Series K Preferred shall be proportionately adjusted to prevent dilution. The market price of the Common Stock for this purpose is determined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which market price is being determined. Certain permitted issuances, including, but not limited to options or shares granted under the Company’s stock option plans or the granting of options for up to 75,000 shares of Common Stock to employees and consultants of the Company outside of the Company’s stock option plans, will not trigger such an adjustment to the rate of conversion.

Due to the contracted sale of our Series L Preferred and Extension Warrants in private placements, the conversion price of the Series K Preferred was adjusted to $0.1394, which results in one share of Series K Preferred convertible into 10.7604 shares of Common Stock as of January 14, 2005. The issuance of the Series M Preferred, the TerraNova Warrant and other issuances related to the Series M Private Placement would have further diluted the rate of conversion for the Series K Preferred. However, it is contemplated that the Series K Preferred shall be amended to classify the issuance of the Series M Preferred, the TerraNova Warrant and the other issuances related to the Series M Private Placement as permitted issuances, which would not cause a anti-dilution adjustment to the rate of conversion of the Series K Preferred. See Proposal 9. As of January 14, 2005, the shares of Series K Preferred outstanding, if convertible, assuming anti-dilution adjustment for each of the issuances discussed above and no anti-dilution adjustment for the issuance under the Series M Private Placement, would be convertible into 106,005,735 shares of Common Stock, representing approximately 11.4% of the Company’s outstanding Common Stock on a fully diluted basis.

Effect of Issuance of Series K Preferred on the Company’s Outstanding Securities and Warrants

Since the Series K Preferred was sold at $1.50 per share, the potential issuance of the Series K Preferred will be dilutive to the holders of the Company’s outstanding capital stock and stock that is contracted to be issued prior to the contracted sale of the Series K Preferred, including the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred (if issued) and Series J Preferred (if issued) and Common Stock. The potential issuance of the Series K Preferred will also be dilutive to certain of the Company’s various outstanding options and warrants. Of these securities, each of the Prior Preferred, the Series I Preferred, the Series J Preferred and the Compensation Warrants (defined below), carry anti-dilution provisions in their conversion or exercise rights.

The conversion prices of each of the Prior Preferred, the Series I Preferred and the Series J Preferred are required to be reduced on a weighted average basis concurrent with any issuance, other than certain permitted issuances, by the Company of securities for a consideration per share less than the market value of the Common Stock immediately prior to the date the Company fixes the purchase price for such securities. This weighted average reduction for the Prior Preferred, the Series I Preferred and the Series J Preferred would mean that the conversion price is decreased to the mathematical result of (i) the conversion price in effect immediately prior to such issuance multiplied by (ii) a fraction, the numerator of which equals the sum of (y) the number of shares of Common Stock outstanding on a fully diluted basis (in accordance with the applicable certificate of designation) prior to such issuance multiplied by the market value of the Common Stock on the day of such issuance plus (x) the consideration received by the Company for such issuance, and the denominator of which equals the product of the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market value immediately after such issuance. The market value of the Common Stock for the purpose of determining whether the holders of the Prior Preferred, Series I Preferred and Series J Preferred have contractual rights to a reduction of their respective conversion prices because that security has been diluted is defined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which the market value is being determined. The market value determined for this purpose in relation to the Series K Preferred was determined at each closing of the purchase of Series K Preferred, each of which was an individually dilutive event, and on December 21, 2004 the final Series K Preferred dilutive issuance, was $0.2208 per share.

The Compensation Warrants granted, part of which are subject to stockholder approval, on February 12, 2004, are each initially exercisable into one share of Common Stock per warrant, have an exercise price of $0.01 per share, a term of seven years and are immediately exercisable upon issuance. These warrants, by their terms, provide for an anti-dilution adjustment to the number of shares of Common Stock into which the warrants are exercisable in the event that the Company issues other equity instruments that would result in dilution to the holders of the warrants. In the event the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for Common Stock for a consideration per share of Common Stock of less than the market price of the Common Stock, determined as of the date of the initial issue or sale, the exercise rate of the warrants shall be proportionately adjusted to prevent dilution. As of January 14, 2005, the Compensation Warrants were exercisable into 5,123,466 shares of Common Stock.

To better help you understand how the aggregate issuance of the Series K Preferred affects the conversion/exercise price of each of the Prior Preferred, the Series I Preferred, the Series J Preferred and the Compensation Warrants, the following table lists the conversion/exercise price of each security immediately before and immediately after the sale of all of the 9,851,466 shares of Series K Preferred. Please note that upon anti-dilution adjustment, the exercise price of the Compensation Warrants does not change. However, the number of shares of Common Stock into which the Compensation Warrants are exercisable increases.

	Conversion/Exercise Price Prior to Issuance	Conversion/Exercise Price After Issuance
Series B Preferred	$1.2583	$1.1156
Series C Preferred	$1.1982	$1.0623
Series D Preferred	$0.6489	$0.5753
Series F Preferred	$0.4512	$0.4001
Series G Preferred	$0.7402	$0.6563
Series H Preferred	$0.2402	$0.2129
Series I Preferred	$0.1228	$0.1088
Series J Preferred	$0.1493	$0.1324
Compensation Warrants	$0.01	$0.01

The Company did not seek the opinion of an independent financial advisor as to whether the issuance of the Series K Preferred was fair to the Company and its stockholders from a financial point of view. The Board of Directors of the Company, however, considered the Company’s financial condition, working capital needs and the market price of its Common Stock, and approved the terms and conditions of such transactions.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Prior Preferred, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 8. Additionally, the affirmative vote of the holders of two-thirds of the Series B Preferred and the Series C Preferred, each voting as a separate class, is required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 8.

PROPOSAL 10

TO APPROVE THE ISSUANCE OF OUR SERIES L CONVERTIBLE PREFERRED STOCK

The following summary of the terms of the private placement and the description of the Series L Preferred are intended to provide you with basic information concerning the transaction; however, it is not a substitute for reviewing the form of the Series L Preferred Stock Purchase Agreement and the Series L Preferred Certificate of Designation in their entirety. The Series L Preferred Stock Purchase Agreement is included as an exhibit our Annual Report on Form 10-K for the fiscal year ended July 3, 2004. The Series L Preferred Certificate of Designation is attached to this Proxy Statement as Exhibit C. You should read this summary in conjunction with those documents.

Series L Preferred Private Placement

On December 20, 2004, our Board designated and approved the issuance of up to 7,000,000 shares of Series L Preferred in a private placement. On December 21, 2004, the Company entered into Stock Purchase Agreements (“Series L Stock Purchase Agreements”) with four accredited investors to sell 7,000,000 shares of the Series L Preferred at $1.00 per share for an aggregate consideration of $7,000,000, conditioned upon stockholder approval of the issuance of the Series L Preferred and the increase in the Company’s authorized capital to allow for such issuance. See “Security Ownership—Series L Preferred Stock” on page 98 for further details. The consideration for the sale of these Series L Preferred consists of cancellation of the Company’s obligation to repay THLPV the funds paid by THLPV to the Company. Once issued, the Series L Preferred will be subject to the rights and preferences set forth in its certificate of designation, the Company’s Amended and Restated Certificate of Incorporation, and the Company’s bylaws.

Series L Stock Purchase Agreement

The Series L Preferred sold in the private placement was unregistered and, therefore, subject to restrictions on resale and transferability. Purchasers of the Series L Preferred in the private placement were granted registration rights with respect to shares of Common Stock into which the Series L Preferred is convertible, as described below. Pursuant to the Series L Stock Purchase Agreements, purchasers of the Series L Preferred have agreed that they will not sell, transfer or otherwise dispose of the Series L Preferred or any options, rights or warrants to purchase the Series L Preferred, when issued, or grant such options, rights or warrants, during a lockup period if there is an underwritten public offering of the Company’s securities and the managing underwriter of that offering requires it. The lockup period will be the shorter of (i) 240 days after the effectiveness of the registration statement used to effectuate the offering, or (ii) the period of time during which the officers and directors of the Company are subject to the same transfer restrictions.

Series L Registration Rights Agreement

Pursuant to the Series L Stock Purchase Agreements, the Series L Preferred investors are to have the same registration rights as the purchasers of the Series K Preferred under the Series K Registration Rights Agreement. Pursuant to the Series K Registration Rights Agreement, a majority of the holders of the Company’s Series L Preferred may demand that the Company file a registration statement under the Securities Act of 1933 to register for resale the Common Stock issuable upon conversion of the Series L Preferred held by the demanding stockholders (“Series L Demand Right”). Holders of a majority of the Series L Preferred may exercise their Series L Demand Right up to three times. In addition to the Series L Demand Right, holders of the Series L Preferred also enjoy incidental or “piggyback” registration rights to register for resale the Common Stock issuable upon conversion of the Series L Preferred whenever the Company proposes to register any of its securities under the Securities Act of 1933. Under the Series K Registration Rights Agreement, the Company will bear all of the expenses associated with the securities registration process pursuant to the Series L Demand Right or other piggyback rights and will compensate holders of the Series L Preferred for one counsel for each registration. The holders of the Series L Preferred stock are precluded from requesting any type of registration until the issuance of the Series L Preferred and the Company’s Certificate of Incorporation is amended to increase the number of authorized shares of Common Stock to 700,000,000 and the number of authorized shares of Preferred Stock to 299,515,270.

Pursuant to the Series K Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Series L Preferred against any and all losses, liabilities, claims, damages and expenses arising out of any material misstatement or omission in the registration statement used in response to the Series L Demand Right or any piggyback rights discussed above, unless such losses and liabilities were due to actions of the holders of the Series L Preferred. Similarly, holders of the Series L Preferred agreed to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all losses, liabilities, claims, damages and expenses arising out of any misstatement or omission in the registration statement used in response to the Series L Demand Right or any piggyback rights discussed above if such misstatement or omission resulted from written information furnished to the Company by or on behalf of the Series L Preferred holders for use in such registration statement.

Use of Proceeds

The Company has used the $7,000,000 that THLPV previously paid to support its revolving credit facility. If the Company’s stockholders do not approve the issuance of the Series L Preferred, the Company will have to repay the $7,000,000 to THLPV.

Nasdaq and Other Stockholder Approval Requirements

The Company’s Common Stock is listed on the Nasdaq SmallCap Market. The marketplace rules of Nasdaq (the “Nasdaq Rules”) require stockholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, Common Stock or securities convertible into or exercisable for Common Stock which equals 20% or more of the Company’s outstanding Common Stock or 20% or more of the voting power outstanding before the issuance. As of December 21, 2004, the 7,000,000 shares of Series L Preferred sold were convertible into 70,000,000 shares of Common Stock, representing over 100% of the Company’s outstanding Common Stock on that date. The closing bid price of one share of Common Stock on the Nasdaq SmallCap Market on December 21, 2004 was $0.24. The equivalent conversion price of one share of Series L Preferred on that date was $0.10 and therefore was below the public market price of one share of Common Stock on the Nasdaq SmallCap Market when the Series L Preferred were sold.

In addition, the Nasdaq Rules require stockholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the sale of the Series L Preferred will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required thereby.

Section 4C of the Company’s Certificate of Incorporation also prohibits any transaction or related series of transactions involving the Company which would result in any person becoming the beneficial owner, directly or indirectly, of more than 40% of the voting securities of the Company, unless the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred, voting as a single class, is obtained.

In the event that stockholder approval of the issuance of the Series L Preferred or the approval of the increase in the Company’s authorized capital is not obtained, the Series L Preferred will not be issued.

Summary of the Material Terms of the Series L Preferred Stock

Upon approval of Proposal 3 above, the Company’s Amended and Restated Certificate of Incorporation will authorize the Board to issue, without any action by the Company’s stockholders, up to 299,515,270 shares of preferred stock, in any classes or series the Board determines, and to specify the rights, preferences and privileges of such shares. The Board has authorized the issuance of up to 7,000,000 shares of Series L Preferred with the following rights and material terms.

Dividends

The Company is required to declare and pay to the holders of the Series L Preferred, on an as-converted basis, any dividends declared or paid to the Common Stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of Common Stock. There is no restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends to the Series L Preferred due to the Company not declaring dividends on its Common Stock.

Liquidation

Upon any liquidation, dissolution and winding up of the Company, each holder of Series L Preferred is entitled to receive an amount in cash equal to $1.00 for each share of Series L Preferred, plus any accrued but unpaid dividends thereon (“Series L Liquidation Preference”). If the Company’s assets are insufficient to pay all liquidation preferences for all of its preferred stock, the Company will first distribute its assets to cover the liquidation preference of the Series M Preferred, if issued, and the remaining assets will be distributed between the holders of Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred (if issued), Series J Preferred (if issued), Series K Preferred (if issued) and Series L Preferred (if issued), on a pro rata basis dependant on the aggregate maximum liquidation preference of all of the Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred, Series J Preferred, Series K Preferred and Series L Preferred outstanding. The assets remaining after these distributions will be shared between the holders of Series B Preferred and Series C Preferred on a pro rata basis, dependent on the aggregate maximum liquidation preference of all outstanding Series B Preferred and Series C Preferred. Any remaining assets will be distributed to holders of the Common Stock.

Voting Rights

Except as set forth below or if the Series L Preferred is issued and subsequently converted into voting shares of Common Stock, the holders of shares of Series L Preferred have no voting rights.

For so long as at least 20% of the shares of Series L Preferred issued under the Series L Stock Purchase Agreements remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series L Preferred then outstanding is required for the Company to (i) alter or change the preferences, rights or powers of the Series L Preferred, or (ii) increase or decrease the authorized number of shares of Series L Preferred.

Conversion to Common Stock

The holders of Series L Preferred, at any time and from time to time, may convert all or any portion of the Series L Preferred, including any fraction of a share, into shares of the Common Stock (or shares or units of any security into which the Company’s Common Stock is changed). The conversion price for the Series L Preferred is $0.10 per common share. Furthermore, upon the conversion of 100% of the Series B Preferred into Common Stock, the Series L Preferred shall automatically be converted, at the then current conversion price, into Common Stock.

As of January 14, 2005, the shares of Series L Preferred outstanding, if convertible, would be convertible into 70,000,000 shares of Common Stock, representing approximately 7.5% of the Company’s outstanding Common Stock on a fully diluted basis.

Effect of Issuance of Series L Preferred on the Company’s Outstanding Securities and Warrants

Since the Series L Preferred was sold at $1.00 per share with a conversion price of $0.10, the potential issuance of the Series L Preferred will be dilutive to the holders of the Company’s outstanding capital stock and stock that is contracted to be issued prior to the contracted sale of the Series L Preferred, including the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred (if issued), Series J Preferred (if issued), Series K Preferred (if issued) and Common Stock. The potential issuance of the Series L Preferred will also be dilutive to certain of the Company’s various outstanding options and warrants. Of these securities, each of the Prior Preferred, the Series I Preferred, the Series J Preferred, the Series K Preferred and the Compensation Warrants, carry anti-dilution provisions in their conversion or exercise rights.

The conversion prices of each of the Prior Preferred, the Series I Preferred, the Series J Preferred and the Series K Preferred are required to be reduced on a weighted average basis concurrent with any issuance, other than permitted issuances described above, by the Company of securities for a consideration per share less than the market value of the Common Stock immediately prior to the date the Company fixes the purchase price for such securities. This weighted average reduction for the Prior Preferred, the Series I Preferred, Series J Preferred and Series K Preferred would mean that the conversion price is decreased to the mathematical result of (i) the conversion price in effect immediately prior to such issuance multiplied by (ii) a fraction, the numerator of which equals the sum of (y) the number of shares of Common Stock outstanding on a fully diluted basis (in accordance with the applicable certificate of designation) prior to such issuance multiplied by the market value of the Common Stock on the day of such issuance plus (x) the consideration received by the Company for such issuance, and the denominator of which equals the product of the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market value immediately after such issuance. The market value of the Common Stock for the purpose of determining whether the holders of the Prior Preferred, Series I Preferred, Series J Preferred and Series K Preferred have contractual rights to a reduction of their respective conversion prices because that security has been diluted is defined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which the market value is being determined. The market value determined for this purpose in relation to the issuance of the Series L Preferred was determined on December 21, 2004 and was $0.2208 per share.

The Compensation Warrants (defined below) granted, part of which are subject to stockholder approval, on February 12, 2004, are each initially exercisable into one share of Common Stock per warrant, have an exercise price of $0.01 per share, a term of seven years and are immediately exercisable upon issuance. These warrants, by their terms, provide for an anti-dilution adjustment to the number of shares of Common Stock into which the warrants are exercisable in the event that the Company issues other equity instruments that would result in dilution to the holders of the warrants. In the event the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for Common Stock for a consideration per share of Common Stock of less than the market price of the Common Stock, determined as of the date of the initial issue or sale, the exercise rate of the warrants shall be proportionately adjusted to prevent dilution. As of January 14, 2005, the Compensation Warrants were exercisable into 5,123,466 shares of Common Stock.

To better help you understand how the aggregate issuance of the Series L Preferred affects the conversion/exercise price of each of the Prior Preferred, the Series I Preferred, the Series J Preferred, the Series K Preferred and the Compensation Warrants, the following table lists the conversion/exercise price of each security immediately before and immediately after the sale of all of the 7,000,000 shares of Series L Preferred. Please note that upon anti-dilution adjustment, the exercise price of the Compensation Warrants does not change. However, the number of shares of Common Stock into which the Compensation Warrants are exercisable increases.

	Conversion/Exercise Price Prior to Issuance	Conversion/Exercise Price After Issuance
Series B Preferred	$1.1156	$1.0474
Series C Preferred	$1.0623	$0.9974
Series D Preferred	$0.5753	$0.5401
Series F Preferred	$0.4001	$0.3757
Series G Preferred	$0.6563	$0.6162
Series H Preferred	$0.2129	$0.1999
Series I Preferred	$0.1088	$0.1022
Series J Preferred	$0.1324	$0.1243
Series K Preferred	$0.1500	$0.1408
Compensation Warrants	$0.01	$0.01

The Company did not seek the opinion of an independent financial advisor as to whether the issuance of the Series L Preferred was fair to the Company and its stockholders from a financial point of view. The Board of Directors of the Company, however, considered the Company’s financial condition, working capital needs and the market price of its Common Stock, and approved the terms and conditions of such transactions.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Prior Preferred, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 10. Additionally, the affirmative vote of the holders of two thirds of the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series F Preferred, each voting as a separate series, is required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 10.

PROPOSAL 11

TO APPROVE THE ISSUANCE OF A WARRANT TO PURCHASE 9,677,553 SHARES OF COMMON STOCK TO TH LEE PUTNAM VENTURES L.P. AS PAYMENT FOR EXTENDING THE CAPITAL CONTRIBUTION AGREEMENT

As part of the Series M Preferred Private Placement, the Series M Investors required that TH Lee Putnam Ventures, L.P., TH Lee Putnam Parallel Ventures, L.P., THLi Coinvestment Partners, LLC and Blue Star I, LLC extend, for a two-year period, the July 1, 2004 Capital Contribution Agreement (the “Capital Contribution Agreement”) previously entered into between THLPV and the Fleet Capital Corporation as agent for certain lenders listed therein. Pursuant to the Capital contribution Agreement, in the event that THLPV elects to not provide further financial support for the Company, THLPV is required to notify the Company’s lenders of such decision and provide specific levels of financial support for a period of thirty (30) day following the notification. In exchange for entering in to the Capital Contribution Agreement, the lenders agreed to waive certain financial covenants under the Company’s then outstanding credit facilities. At the time when the Capital Contribution Agreement was executed, THLPV did not receive any compensation in exchange for entering into it. As part of the extension of the Capital Contribution Agreement, the Company agreed to issue to THLPV, subject to stockholder approval, a warrant to purchase shares of Common Stock equal to 1% of the fully diluted Common Stock of the Company on a fully converted basis, 9,677,553 shares. The term of the warrant will be five years and will have an exercise price of $0.0001 per share. Due to the pricing of the warrant, the Company expects to take a charge.

Nasdaq and Other Stockholder Approval Requirements

The Company’s Common Stock is listed on the Nasdaq SmallCap Market. The marketplace rules of Nasdaq (the “Nasdaq Rules”) require stockholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, Common Stock or securities convertible into or exercisable for Common Stock which equals 20% or more of the Company’s outstanding Common Stock or 20% or more of the voting power outstanding before the issuance. As of December 21, 2004, the Extension Warrant sold is exercisable into 9,677,553 shares of Common Stock, representing over 100% of the Company’s outstanding Common Stock on that date. The closing bid price of one share of Common Stock on the Nasdaq SmallCap Market on December 21, 2004 was $0.24. The exercise price per share of Common Stock for each of the warrant shares was $0.0001 and therefore was below the public market price of one share of Common Stock on the Nasdaq SmallCap Market when the Extension Warrant was sold.

In addition, the Nasdaq Rules require stockholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the sale of the Extension Warrant will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required thereby.

Section 4C of the Company’s Certificate of Incorporation also prohibits any transaction or related series of transactions involving the Company which would result in any person becoming the beneficial owner, directly or indirectly, of more than 40% of the voting securities of the Company, unless the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred and Series F Preferred, voting as a single class, is obtained.

Material terms of the Extension Warrant

Exercise of Warrant and Payment for Warrant Shares

The Extension Warrant has a term of five (5) years and may be exercised at any time prior to the expiration of it term by its holder for shares of Common Stock. The Extension Warrant will have an exercise price of $0.0001 per share of Common Stock. The warrant holder may exercise the warrant by delivering to the Company a completed subscription form, the Extension Warrant, properly endorsed and signature guaranteed and the exercise price. The exercise price may be paid, at the option of the warrant holder by cash; by the surrender of stock certificates of our Common Stock with an aggregate current fair market value on the date of exercise equal to the exercise price; by the deduction from the number of shares of our Common Stock issuable upon exercise of the Extension Warrant with an aggregate current fair market value on the date of exercise equal to the exercise price or any combination of the above payment methods.

Restrictions on Transfer

Notwithstanding any provisions to the contrary, neither the Extension Warrant nor the Common Stock issuable upon exercise of the Extension Warrant shall be transferable, except upon delivery to the Company of an opinion of counsel, stating that such transfer is exempt from registration under the Securities Act of 1933, or upon registration and effectiveness of the registration statement for such warrants and/or Common Stock issued upon exercise of the Extension Warrant under the Securities Act of 1933. An appropriate legend may be endorsed on the certificate of the Extension Warrant or the Common Stock issued upon exercise of the Extension Warrant evidencing these restrictions.

Registration Rights

The Company agreed to include the Extension Warrant, if issued, and the shares of Common Stock the Extension Warrant is exercisable into in its next registration statement.

Reorganization, Reclassification, Consolidation, Merger or Sale

Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock held by such holders, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Company shall make appropriate provisions to insure that after the Organic Change, the holder of the Extension Warrant shall have the right to acquire and receive, in lieu of the shares of equity security issuable upon exercise of the Extension Warrant, such shares of securities or assets as such holder would have received in connection with such Organic Change if that holder had exercised the Extension Warrant immediately prior to the Organic Change. The Company shall not effect any consolidation, merger or sale, unless prior to its consummation, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing the assets assumes in writing the obligation of the Extension Warrant.

Effect of Issuance of the Extension Warrant on the Company’s Outstanding Securities and Warrants

Since the Extension Warrant has an exercise price of $0.0001, the potential issuance of the Extension Warrant will be dilutive to the holders of the Company’s outstanding capital stock and stock that is contracted to be issued prior to the contracted sale of the Extension Warrant, including the Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred, Series G Preferred, Series H Preferred, Series I Preferred (if issued), Series J Preferred (if issued), Series K Preferred (if issued) and Common Stock. The potential issuance of the Extension Warrant will also be dilutive to certain of the Company’s various other outstanding options and warrants. Of these securities, each of the Prior Preferred, the Series I Preferred, the Series J Preferred, the Series K Preferred and the Compensation Warrants, carry anti-dilution provisions in their conversion or exercise rights.

The conversion prices of each of the Prior Preferred, the Series I Preferred, the Series J Preferred and the Series K Preferred are required to be reduced on a weighted average basis concurrent with any issuance, other than certain permitted issuances, by the Company of securities for a consideration per share less than the market value of the Common Stock immediately prior to the date the Company fixes the purchase price for such securities. This weighted average reduction for the Prior Preferred, the Series I Preferred, Series J Preferred and Series K Preferred would mean that the conversion price is decreased to the mathematical result of (i) the conversion price in effect immediately prior to such issuance multiplied by (ii) a fraction, the numerator of which equals the sum of (y) the number of shares of Common Stock outstanding on a fully diluted basis (in accordance with the applicable certificate of designation) prior to such issuance multiplied by the market value of the Common Stock on the day of such issuance plus (x) the consideration received by the Company for such issuance, and the denominator of which equals the product of the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market value immediately after such issuance. The market value of the Common Stock for the purpose of determining whether the holders of the Prior Preferred, Series I Preferred, Series J Preferred and Series K Preferred have contractual rights to a reduction of their respective conversion prices because that security has been diluted is defined as the average closing price of the Common Stock on the Nasdaq SmallCap Market for the twenty consecutive trading days immediately prior to the day on which the market value is being determined. The market value determined for this purpose in relation to the issuance of the Extension Warrant was determined on December 21, 2004 and was $0.2208 per share.

The Compensation Warrants (defined below) granted, part of which are subject to stockholder approval, on February 12, 2004, are each initially exercisable into one share of Common Stock per warrant, have an exercise price of $0.01 per share, a term of seven years and are immediately exercisable upon issuance. These warrants, by their terms, provide for an anti-dilution adjustment to the number of shares of Common Stock into which the warrants are exercisable in the event that the Company issues other equity instruments that would result in dilution to the holders of the warrants. In the event the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for Common Stock for a consideration per share of Common Stock of less than the market price of the Common Stock, determined as of the date of the initial issue or sale, the exercise rate of the warrants shall be proportionately adjusted to prevent dilution. As of January 14, 2005, the Compensation Warrants were exercisable into 5,123,466 shares of Common Stock.

To better help you understand how the aggregate issuance of the Extension Warrant affects the conversion/exercise price of each of the Prior Preferred, the Series I Preferred, the Series J Preferred, the Series K preferred and the Compensation Warrants, the following table lists the conversion/exercise price of each security immediately before and immediately after the sale of the Extension Warrant. Please note that upon anti-dilution adjustment, the exercise price of the Compensation Warrants does not change. However, the number of shares of Common Stock into which the Compensation Warrants are exercisable increases.

	Conversion/Exercise Price Prior to Issuance	Conversion/Exercise Price After Issuance
Series B Preferred	$1.0474	$1.3069
Series C Preferred	$0.9974	$0.9874
Series D Preferred	$0.5401	$0.5347
Series F Preferred	$0.3757	$0.3719
Series G Preferred	$0.6162	$0.6100
Series H Preferred	$0.1999	$0.1979
Series I Preferred	$0.1022	$0.1012
Series J Preferred	$0.1243	$0.1230
Series K Preferred	$0.1408	$0.1394
Compensation Warrants	$0.01	$0.01

The Company did not seek the opinion of an independent financial advisor as to whether the issuance of the Extension Warrant was fair to the Company and its stockholders from a financial point of view. The Board of Directors of the Company, however, considered the Company’s financial condition, working capital needs and the market price of its Common Stock, and approved the terms and conditions of such transactions.

Federal Income Tax Consequences of the Issuance

The following is a summary of the federal income tax consequences to the warrant holder and the Company of the issuance and exercise of the Extension Warrant. The summary is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder, and current administrative and judicial authority, all of which are subject to change, which could be retroactive. This summary assumes that the warrant holder will hold the Extension Warrant and Common Stock issued pursuant to exercise of the Extension Warrant as a capital asset. This summary does not address the tax consequences of the issuance or exercise of the Extension Warrant under foreign, state, local or other tax laws and does not deal with any special rules that may be applicable in light of a warrant holder’s particular tax circumstances.

Generally, a holder of the Extension Warrant will not recognize any income, gain or loss on issuance of the Warrant or upon the purchase of Common Stock of the Company upon exercise of the Extension Warrant. The Company will not be entitled to a tax deduction in connection with the issuance or exercise of the Extension Warrant. The recipient’s tax basis in the Extension Warrant will be determined by allocating a portion of the warrant holder’s adjusted tax basis in other stock, securities or debt of the Company to the Extension Warrant based upon the relative fair market values of the Extension Warrant and such other stock, securities or debt of the Company. Accordingly, the receipt of the Extension Warrant could have an impact on the warrant holder’s adjusted tax basis in other stock, securities or debt of the Company.

The tax basis of the Common Stock received upon exercise of the Extension Warrant will generally be equal to the holder’s adjusted tax basis in the Extension Warrant, plus the cash exercise price paid. In the event that the warrant holder pays the exercise price by having shares of Common Stock deducted from the number of shares otherwise issuable on exercise, the holder will be deemed to have received the full number of shares (with the tax basis in those shares determined as described in the preceding sentence) and then to have sold the deducted shares back to the Company in payment of the exercise price. The holder would generally recognize taxable gain or loss on such a deemed disposition equal to the difference (if any) between the holder’s tax basis in the shares deducted and the amount of the exercise price paid in this manner. In the event that the holder pays the exercise price by tendering previously held Common Stock, the warrant holder generally would not recognize gain or loss on shares tendered in payment of the exercise price, but would have a tax basis in an equal number of shares of Common Stock issued upon exercise of the warrant that is equal to the holder’s adjusted tax basis in the shares tendered. Generally, the holding period of the Common Stock of the Company received upon exercise of the Extension Warrant will not include the period during which the Extension Warrant was held, but will commence only upon the exercise date of the Extension Warrant. However, shares of Common Stock treated as having the same tax basis as shares tendered in payment of the exercise price will have a holding period that includes the holding period of the tendered shares.

When a warrant holder sells shares of Common Stock acquired by exercise of the Extension Warrant, the difference between the amount received and the adjusted tax basis of the shares will be a capital gain or loss, and will be long-term or short-term depending upon whether the holding period for the Common Stock is more or less than one year.

Upon a sale or other disposition of the Extension Warrant, the holder will recognize long-term or short-term capital gain or loss, depending upon whether the holding period for the Warrant is more or less than one year. The amount of gain or loss will be the difference between the amount realized and the adjusted tax basis of the Extension Warrant sold. The redemption of the Extension Warrant may also be considered a sale or exchange so that any gain or loss recognized on a redemption may be taxable as capital gain or loss. Any loss realized by a holder of the Extension Warrant due to a failure to exercise prior to the expiration date will be treated as a capital loss.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Prior Preferred, present in person or represented by proxy and entitled to vote at the Annual Meeting, voting together as a single class, is required to approve this Proposal 11. Additionally, the affirmative vote of the holders of two thirds of the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series F Preferred, each voting as a separate series, is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 11.

PROPOSAL 12

TO APPROVE THE ISSUANCE OF OUR SERIES M CONVERTIBLE PREFERRED STOCK, THE TERRANOVA WARRANT AND TO RATIFY THE ISSUANCE OF THE 6% CONVERTIBLE NOTE FOR $21,000,000

The following summary of the terms of the Series M Private Placement and the description of the transaction documents related to the Series M Private Placement are intended to provide you with basic information concerning the transaction; however, it is not a substitute for reviewing the Series M Purchase Agreement; the $21,000,000 6% Convertible Note, December 21, 2004; the Security Agreement between the Company and the Secured Parties (named therein), dated December 21, 2004 (the “Security Agreement”); the Voting Consent and Waiver Agreements between the Company and holders of the Prior Preferred and between the Company and the purchasers of Series I Preferred, Series J Preferred, Series K Preferred and Series L Preferred, both dated December 21, 2004 (the “Voting Agreements”); the Certificate of Designations, Preferences and Rights of Series M Convertible Preferred Stock of Velocity Express (“Series M Certificate of Designation”); and the Registration Rights Agreement, dated December 21, 2004 (the “Series M Registration Rights Agreement”), by and among the Company and the Investors (named therein), in their entirety, which are included as exhibits to the Company’s Current Report on Form 8-K, filed with the SEC on December 27, 2004. You should read this summary in conjunction with those documents.

On December 21, 2004, the Company entered into a Purchase Agreement (the “Series M Purchase Agreement”) with certain institutional and accredited investors (the “Investors”). Under the Series M Purchase Agreement, the Company issued 6% Convertible Notes (the “Notes”) in the aggregate principal amount of $21,000,000, which will be convertible into Series M Preferred upon stockholder approval of such conversion, an increase in the Company’s authorized share capital, a reverse stock split of the Company’s Common Stock and certain other matters. The number of shares of Series M Preferred issuable upon conversion of the Notes represent approximately 29% of the equity capital of the Company after giving effect to the transaction. Approximately $18 million of the Notes was placed with three lead institutional investors and the remaining $3 million of Notes was placed with TH Lee Putnam Ventures, L.P. and its affiliates, Vincent Wasik, the Company’s Chief Executive Officer and Chairman of the Board, and other accredited investors. The sale of the Notes closed effective December 21, 2004 and was funded on December 22, 2004 (the “Closing Date”).

Concurrently with the issuance of the Notes, the Company and the Investors entered into (i) a Registration Rights Agreement relating to the shares of Common Stock into which the shares of Series M Preferred, when issued, will be convertible, and (ii) a Security Agreement relating to the Investors’ security rights as to certain of the Company’s assets. The Company and certain of its stockholders, including its chief executive officer, certain directors and their affiliates, entered into Voting Agreements pursuant to which these parties agreed to vote in favor of several proposals at the Company’s next stockholder’s meeting, which are necessary to complete the transaction.

Furthermore, as part of the Series M Private Placement, the Company obtained certain waivers and consents (the “Waivers”) from its senior and subordinated lenders (the “Lenders”). Under the Waivers, the Lenders waived all existing defaults for both financial and operational covenants and delayed the start date for the financial covenants for both minimum EBITDA and interest coverage ratio until the earlier of January 1, 2007 and the date upon which the (a) Company’s EBITDA for each of two consecutive months equals or exceeds the Company’s fixed charges (interest expense and scheduled principal payments due with respect to money borrowed) for the applicable month and (b) availability under the credit facility for each day of the immediately preceding thirty days is greater than or equal to $1,000,000.

Finally, as part of the payment for services rendered by TerraNova Capital Partners (“TerraNova”) in facilitating the Series M Private Placement, the Company has agreed to pay TerraNova a certain amount of cash based on the size of the investment and sell to TerraNova for $1 warrants to purchase a number of shares of Series M Preferred equal to 2% of the total number of Series M Preferred sold in the Series M Private Placement

(the “TerraNova Warrants”). The exercise price of these TerraNova Warrants will be the same as the conversion price to convert the Series M Notes into the Series M Preferred.

Summary of Terms of the Transaction Agreements

Series M Purchase Agreement

On December 21, 2004, the Company entered into the Series M Purchase Agreement with the Investors under which the Company issued the Notes in the aggregate principal amount of $21,000,000, which will automatically convert into Series M Preferred upon stockholder approval of such conversion, an increase in the Company’s authorized share capital, a reverse stock split of the Company’s Common Stock and certain other matters. In addition to customary representation and warranties and closing conditions, the Purchase Agreement contain other covenants and agreements, including the execution of all of the related transaction documents. The Company may sell up to $2,000,000 in additional principal amount of the Notes under the terms of the Series M Purchase Agreement for up to 30 days after the Closing Date (the “Additional Series M Notes”). The Investors subsequently consented to extending the period allowed to sell the Additional Series M Notes until January 31, 2005. The Company is obligated to call a meeting of its stockholder for not later than April 30, 2005 for the purpose of seeking the approval of the Company’s stockholders for:

•	the issuance and sale of the Series M Preferred Stock to the Investors;

•	an increase in the Company’s authorized capital stock in an amount that will allow the Company to satisfy its obligations under the Series M Purchase Agreement and the transactions contemplated thereby and under any outstanding agreements or arrangements;

•	a reverse stock split which is intended to achieve a per share market price of at least $4.00, but in any event no less than one-for-fifty (1-for-50); and

•	the adoption of a stock option plan which in the aggregate will not exceed 10.3% of the Company’s Common Stock on a fully-diluted basis (excluding securities with an exercise price greater than $0.51 per share).

The Series M Purchase Agreement also grants the Investors a right of first refusal for one year after the Closing Date on any financing by the Company using its Common Stock or Common Stock equivalents. Furthermore, the Company is obligated to do the following things:

•	reserve sufficient number of Common Stock for the conversion of the Series M Preferred at all times;

•	provide the Investors with such non-material non-public information relating to the Company as the Investors may request;

•	take action to promptly list the shares of Common Stock issuable upon conversion of the Series M Preferred on the Nasdaq SmallCap Market;

•	abstain from issuing certain preferred stock, convertible debt or Common Stock of the Company that have certain features until the earlier to occur of three (3) years after the Closing Date or the date on which the Investors beneficially own, in the aggregate, less than 10% of the outstanding Common Stock; and

•	abstain from granting any options, restricted shares, performance units and other awards outside of a stock award plan adopted by the Board of Directors and approved by the Company’s stockholders, or grant such options or awards to anyone other than directors, officers, employees and independent contractors.

$21,000,000 6% Convertible Note

The Notes bear interest at a rate equal to 6.0% per annum and mature and become due and payable on the earlier of (i) April 30, 2005 or (ii) the date on which the Company’s stockholder vote not to approve the conversion of the Notes into Series M Preferred (the “Stated Maturity”). The Notes may not be repaid by the

Company prior to maturity. Upon a Change of Control (as defined in the Notes), the Company must repurchase the Notes at the option of each holder. The Notes convert automatically into shares of Series M Preferred Stock upon stockholder approval of the transaction. Prior to the approval of the issuance of the Notes by the Company’s stockholders, the Notes are not convertible into shares of Series M Preferred Stock. The conversion price per share for the Notes (the “Note Conversion Price”) equals $0.0737 multiplied by a fraction, the numerator of which is the number of shares of the Company’s Common Stock, on a fully-diluted basis (including Common Stock and debt, preferred stock, rights options and warrants convertible into or exchangeable for Common Stock (but excluding options or warrants with an exercise price of $0.51 per share or more)) existing on the Closing Date, and the denominator of which is the number of shares of the Company’s Common Stock on a fully-diluted basis existing as of the conversion date. Any fractional shares of Series M Preferred resulting from this conversion shall be cashed and no fractional share of Series M Preferred shall be issued.

Upon the occurrence of an “Event of Default,” as defined in the Note (including but not limited to the Company failing to make a required payment of principal of $500,000 or more plus certain time has elapsed or having a loan with a principal amount of $500,000 or more accelerate or having a final, non-appealable total judgment of $500,000 or more against the Company or breaching the representations, covenants or requirements under the Series M Purchase Agreements and the related transaction documents, or failing to obtain stockholder approval for the issuance of the Series M Preferred prior to the Stated Maturity), all unpaid principal and accrued interest under the Notes shall automatically become immediately due and payable if the Event of Default is triggered by the Company becoming bankrupt or insolvent. If the Event of Default is triggered by reasons other than the Company becoming bankrupt or insolvent, all unpaid principal and accrued interest under the Notes shall become immediately due and payable upon the election of the holder of the Notes.

Security Agreement

In connection with the issuance of the Notes, the Company entered into the Security Agreement, granting to the Investors’ a security interest in substantially all of the Company’s assets. Under the Security Agreement the Investors agreed to subordinate their security interest to the security interests of the lenders under the Company’s revolving credit facility and its outstanding senior subordinated notes.

Voting Agreements

As a condition to their purchase of the Notes under the Series M Purchase Agreement, the Investors required that the Company and certain stockholders of the Company, including affiliates of the Company’s chief executive officer and directors representing THLPV, execute and deliver Voting Agreements that obligate the stockholders to vote in favor of a number of proposals necessary to fully implement the transactions contemplated by the Series M Purchase Agreement. In the Series M Purchase Agreement, the Company represented that the terms of the Voting Agreements are sufficient to effect the transactions, upon completion of the appropriate corporate actions, such as holding a stockholder vote and filing an amended certificate of incorporation. Under the Voting Agreements, the stockholders agreed to vote in favor of approving the transaction contemplated by the Series M Purchase Agreement and several other proposals. The other proposals include (i) approval of prior commitments to issue series of preferred stock, (ii) approval of amendments of the terms of each series of preferred stock to add mandatory conversion of the series into shares of Common Stock in the event the Series B Preferred converts into Common Stock, (iii) approval of the proposed reverse stock split, (iv) approval of a waiver of any adjustment to the conversion price for any series of preferred stock based on the issuance of the Series M Preferred, and (iv) the covenant of all of the holders of the Series B Preferred to convert the Series B Preferred held into Common Stock. If these proposals are adopted by the Company’s stockholders as contemplated by the Voting Agreements, the Company’s existing classes of preferred stock will be converted into shares of Common Stock without any adjustment to the conversion price based on the issuance of the Series M Preferred. As a result, the Series M Preferred will be the only class of preferred stock to remain outstanding after the completion of all the transaction contemplated by the Series M Purchase Agreement.

Registration Rights Agreement

Under the Registration Rights Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) promptly after the Closing Date but no later than sixty days after April 30, 2004 (the “Filing Deadline”) to effect the registration for resale of the shares of Common Stock that will be issuable upon conversion of the Series M Preferred or the PIK Shares. If the registration statement is not filed by the Filing Deadline or the registration is not declared effect by the SEC within 180 days after the earlier of the Filing Deadline or the date on which the registration statement was filed with the SEC, the Company will be obligated to make a pro rata payments to each Investor in an amount equal to 1.5% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof that the registration statement is not filed or effective, as the case may be. Upon a change in the Series M Conversion Price such that additional shares of Common Stock become issuable upon the conversion of the Series M Preferred or the PIK Shares and upon a written demand of any Investor, the Company will have an obligation to file or have an effective registration statement covering those shares as well and will suffer the same penalties should it fail to do so. Promptly following the date when the Company is eligible to use a registration statement on Form S-3 to register the Common Stock issuable upon conversion of the Series M Preferred or the PIK Shares for resale, the Company shall file such S-3 registration statement and shall use commercially reasonable effort to have the S-3 registration statement declared effective. The Company will pay all expenses associated with each registration, including expenses for one counsel to the Investors and the Investor’s reasonable non-commission expenses in connection with the registration. The Series M Registration Rights Agreement provides for customary indemnification rights for both the Company and the Investors from the other party. The Company’s obligations under the Series M Registration Rights Agreement shall extend until all of the Common Stock issuable upon conversion of the Series M Preferred and the PIK Shares are sold pursuant to a registration statement or eligible to be sold under Rule 144(k) of the Securities Act of 1933, as amended.

Summary of the Material Terms of the Series M Preferred Stock

Upon stockholder approval of this Proposal 12, Proposal 3, Proposal 15 and Proposal 20, the Notes will automatically be converted into shares of Series M Preferred at the Note Conversion Price with the following rights and privileges:

Dividends

The Series M Preferred Stock, if approved by the Company’s stockholders and issued, will pay dividends at a rate of 6% per annum. The Series M Preferred dividends shall be cumulative, whether or not earned or declared, and shall be paid quarterly in arrears on the first day of March, June, September and December in each year. During the first two years following the date of issuance, the Series M Preferred dividends shall be paid by issuing each holder of Series M Preferred Stock such number of shares of Series M Preferred Stock equal to the amount of the Series M Preferred dividend divided by the Note Conversion Price (“PIK Shares”). From and after the second anniversary of the date of issuance, the Company shall have the option to pay the Series M Preferred dividends in PIK Shares or in cash. No dividends shall be paid on any other capital stock of the Company until all outstanding dividends for the Series M Preferred for the current fiscal year and all prior fiscal years have been paid or declared and set apart for payment. If the Company pays a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock) or any other class of capital stock of the Company, the Company shall, at the same time, pay to each holder of Series M Preferred a dividend equal to the dividend that would have been payable to such holder if the shares of Series M Preferred held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive the dividends.

Liquidation

In the event of any liquidation or winding up of the Company, the holders of the Series M Preferred will be entitled to a preference on liquidation, prior to any other class of security of the Company ranking junior to it for liquidation, equal to one times (1x) the original purchase price of the Series M Preferred plus accrued and unpaid dividends. A consolidation or merger of the Company or a sale of substantially all of its assets, in each case under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such a merger, consolidation or sale, own less than a majority in voting power of the outstanding capital stock of the corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such a merger, consolidation or sale (each a “Corporate Transaction”) shall be treated as a liquidation for these purposes; provided, however, that the holders of the Series M Preferred shall have the right, at its option, upon consummation of a Corporate Transaction, to require the Company to redeem such holders’ Series M Preferred for an amount equal to such holders’ liquidation preference.

Conversion

The holder of any shares of Series M Preferred shall have the right, at its option at any time, to convert any such shares of Series M Preferred into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series M Preferred to be converted by the liquidation preference per share and dividing the result by the initial conversion price of the Note Conversion Price (the “Series M Conversion Price”) as last adjusted and in effect at the date the shares are surrendered for conversion. All issued and outstanding shares of Series M Preferred shall be automatically converted into whole shares of Common Stock at the Series M Conversion Price upon the vote or written consent of the holders of at least 62.5% of the issued and outstanding shares of Series M Preferred. No fractional shares shall be issued upon conversion of the Series M Preferred into Common Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.

If the Company issued or sold, or is deemed to have issued or sold, any Common Stock without consideration or for a consideration per share less than the Series M Conversion Price in effect immediately prior to the time of such issuance or sale, the then-existing Series M Conversion Price shall be reduced, on a weighted average basis, as of the close of business on the effective date of such sale or deemed sale, to prevent dilution. The Series M Conversion Price shall also be automatically adjusted or other provisions shall have been made upon the occurrence of stock splits, stock dividends, reorganization or reclassifications such that holders of the Series M Preferred shall be entitled to receive the consideration which such holder would have received if the Series M Preferred had been converted immediately prior to such event. Furthermore, if the Company makes a distribution of debt, assets, subscription rights or warrants (other than cash distribution payable out of consolidated earnings) to all holders of Common Stock, the Series M Conversion Price shall be reduced, on a weighted average basis, to take into consideration the reduction in market value of the capital stock of the Company due to such distribution. Notwithstanding the above, the following issuances shall not cause an adjustment to the Series M Conversion Price:

•	issuance of capital stock of the Company to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose;

•	issuance of Common Stock upon conversion or exercise of options or convertible securities issued prior to December 21, 2004;

•	issuance of securities pursuant to the Series M Purchase Agreement and the securities issued upon the exercise or conversion of those securities;

•	issuance of capital stock or convertible securities issued to a lender in connection with the provision of credit to the Company; and

•	issuance of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution had already resulted in an adjustment to the Series M Conversion Price.

Voting Rights

So long as shares of Series M Preferred Stock are outstanding, the holders of Series M Preferred Stock, voting as a separate class, shall have the right to elect one member of Company’s Board of Directors (the “Series M Director”). Furthermore, so long as shares of Series M Preferred are outstanding, the holders of the Series M Preferred shall have the right to designate three representatives who shall have the right to attend as observers all meetings of the Company’s Board of Directors and all committees thereof. Upon the election of the Series M Director, the number of representatives that holders of the Series M Preferred can designate will be reduced to two.

In addition to any class voting rights provided by law and the certificate of designation of the Series M Preferred, the holders of Series M Preferred shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors other than the Series M Director). Each holder of Series M Preferred shall be entitled to one vote for each share of Common Stock that would be issuable upon the conversion of all the shares of Series M Preferred on the record date for the determination of shareholders entitled to vote.

Furthermore, without the prior consent of the holders of at least 62.5% of the outstanding Series M Preferred, the Company will not engage in certain activities, including the following:

•	authorize, create, designate, establish or issue an increased number of shares of Series M Preferred Stock (other than the PIK Shares), or any other class of capital stock ranking senior to or on parity with the Series M Preferred Stock as to dividends or upon liquidation;

•	adopt a plan for the liquidation, dissolution or winding up of the affairs of the Company or any recapitalization plan, file any petition seeking protection under any federal or state bankruptcy or insolvency law or make a general assignment for the benefit of creditors;

•	merge into, consolidate with or engage in any share exchange with any other entity if immediately thereafter, less than 50% of the voting power of the surviving entity is retained by the holders of voting power of the Company immediately prior thereto;

•	adopt any stock option, stock compensation or stock purchase plan (other than as contemplated in the Series M Purchase Agreement), maintain any stock option, stock compensation or stock purchase plan which contains any “evergreen” or formula provisions increasing the number of shares of Common Stock available for grant thereunder (other than customary anti-dilution adjustments) or amend any existing stock option, stock compensation or stock purchase plan so as to increase the number of shares of Common Stock covered by these plans;

•	enter into any transaction with any affiliate or stockholder of the Company;

•	enter into or consummate the sale, lease, transfer, assignment or other disposition of all or any substantial part of its assets;

•	amend, alter or repeal the Certificate of Incorporation or By-laws of the Company or the Certificate of Designations of the Series M Preferred so as would adversely affect the rights, preference or voting power of the Series M Preferred, or which would increase or decrease the amount of authorized shares of the Series M Preferred or of any other series of preferred stock ranking senior to the Series M Preferred with respect to the payment of dividends or upon liquidation

•	declare or pay any dividend (other than dividends for the Series M Preferred and dividends payable in shares of Common Stock to the extent such stock dividend results in an adjustment of the Series M Conversion Price) or directly or indirectly purchase, redeem, repurchase or otherwise acquire any share of Common Stock or any other class of the Company’s capital stock (except for shares of Common Stock repurchased from current of former employees, consultants, or directors upon termination of service in accordance with plans approved by the Company Board of Directors) whether in cash, securities or property or in obligations of the Company or any subsidiary of the Company;

•	materially change the nature or scope of the business of the Company or enter into any new line of business;

•	directly or indirectly grant any rights to any of the Company’s intellectual property or technology, other than non-exclusive licenses granted by the Company to customers in connection with the sale of the Company’s products in the ordinary course of business consistent with past practices;

•	increase or decrease the number of directors comprising the Company’s Board of Directors (including the Series M Director); or

•	agree to do any of the foregoing.

TerraNova Warrants

Exercise of Warrant and Payment for Warrant Shares

As part of the payment for services rendered by TerraNova in facilitating the Series M Private Placement, the Company has agreed to sell to TerraNova for $1 warrants to purchase 4,882,174 shares of Series M Preferred. These TerraNova Warrants shall have a term of five years and may be exercised at any time prior to the expiration of its term by its holder for shares of Series M Preferred. The TerraNova Warrants will have an exercise price per share equal to the Note Conversion Price. The warrant holder may exercise the warrant by delivering to the Company a completed subscription form, the TerraNova Warrants, properly endorsed and signature guaranteed and the exercise price. The exercise price may be paid, at the option of the warrant holder by cash; by the deduction from the number of shares of our Series M Preferred issuable upon exercise of the TerraNova Warrants with an aggregate current fair market value, as determined in good faith by the Company’s Board of Directors, on the date of exercise equal to the exercise price or any combination of the above payment methods.

Restrictions on Transfer

Notwithstanding any provisions to the contrary, neither the TerraNova Warrants nor the Series M Preferred issuable upon exercise of the TerraNova Warrants shall be transferable, except upon delivery to the Company of an opinion of counsel, stating that such transfer is exempt from registration under the Securities Act of 1933, or upon registration and effectiveness of the registration statement for such warrants and/or Series M Preferred Stock issued upon exercise of the TerraNova Warrants under the Securities Act of 1933. An appropriate legend may be endorsed on the certificate of the TerraNova Warrants or the Series M Preferred issued upon exercise of the TerraNova Warrants evidencing these restrictions.

Registration Rights

The holders of the TerraNova Warrants are entitled to the registration rights as provided in the Series M Registration Rights Agreement. Furthermore, it will be entitled to unlimited “piggyback” registration rights (other than in an initial public offering).

Reorganization, Reclassification, Consolidation, Merger or Sale

The exercise price of the TerraNova Warrants shall be adjusted in the event of a stock splits, consolidations, reclassifications or mergers so as to ensure uniform dilution to all securityholders of the Company.

Federal Income Tax Consequences of the Issuance

The following is a summary of the federal income tax consequences to the warrant holder and the Company of the issuance and exercise of the TerraNova Warrant. The summary is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder, and current administrative and judicial authority, all of which are subject to change, which could be retroactive. This summary does not address the tax consequences of the issuance or exercise of the TerraNova Warrant under foreign, state, local or other tax laws and does not deal with special rules that may be applicable in light of the warrant holder’s particular tax circumstances.

The holder of the TerraNova Warrant will not recognize taxable income, gain or loss at the time of issuance of the TerraNova Warrant. Upon the exercise of the TerraNova Warrant, the warrant holder will recognize ordinary income in the amount by which the fair market value of the Series M Preferred received upon exercise exceeds the warrant exercise price. If the warrant holder pays the option exercise price by having shares of Series M Preferred with a fair market value equal to the exercise price deducted from the total number of shares otherwise issuable upon exercise, the warrant holder will be deemed to have received the full number of shares of Series M Preferred (and will recognize ordinary income on that basis) and then to have sold the deducted shares back to the Company in payment of the exercise price. The deemed sale of shares back to the Company should not, in general, result in any additional taxable gain or loss.

The Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the warrant holder recognizes ordinary income, to the extent such amount satisfies the general rules concerning deductibility of ordinary and necessary business expenses. The Company may be required to report the amount of such income to the Internal Revenue Service (the “IRS”).

The warrant holder’s original tax basis in the shares received upon exercise of the TerraNova Warrant (including any shares deemed received that are deducted to pay the warrant exercise price) will be equal to the sum of the exercise price for the shares (whether paid in cash or by deducting shares) plus the amount which the warrant holder is required to recognize as income as a result of the exercise of the warrant. The holding period of the Series M Preferred received upon exercise of the TerraNova Warrant will not include the period during which the TerraNova Warrant was held, but will commence only upon the exercise date of the TerraNova Warrant.

When an warrant holder sells shares of Series M Preferred acquired by exercise of the TerraNova Warrant, the difference between the amount received and the adjusted tax basis of the shares will be a capital gain or loss (assuming that the Series M preferred is a capital asset in the hands of the warrant holder), and will be long-term or short-term depending upon whether the holding period for the Series M Preferred is more or less than one year.

Effect of Issuance of the Series M Preferred and Other Securities Contemplated by the Series M Purchase Agreement on the Company’s Outstanding Securities and Warrants

Since the Series M Preferred will be sold at the Note Conversion Price, the potential issuance of the Series M Preferred, the Additional Series M Notes, the Series M Preferred issuable upon conversion of the Additional Series M Notes, the TerraNova Warrants and the Series M Preferred issued upon exercise of the TerraNova Warrants will be dilutive to the holders of the Company’s outstanding capital stock, options and warrants. However, a condition to the closing of the sale of the Series M Notes under the Series M Private Placement was that certain stockholders of the Company execute the Voting Agreements, consenting to vote in favor of a proposal approving amendments to the governing document of the various capital stock of the Company containing anti-dilution adjustment provisions such that the issuance of the Series M Preferred, the Additional Series M Notes, the Series M Preferred issued upon conversion of these Additional Series M Notes, the issuance of the TerraNova Warrants and the Series M Preferred issued upon exercise of the TerraNova Warrants shall have no anti-dilution adjustment effect on any of the Company’s outstanding capital stock, options and warrants and even if there is such an effect, that such effect is summarily waived. Therefore, the Company expects that the issuance of the Series M Preferred, the Additional Series M Notes, the Series M Preferred issued upon conversion of these Additional Series M Notes, the issuance of the TerraNova Warrants and the Series M Preferred issued upon exercise of the TerraNova Warrants shall have no anti-dilution adjustment effect on any of the Company’s outstanding capital stock, options and warrants.

Nasdaq and Other Stockholder Approval Requirements

The Company’s Common Stock is listed on the Nasdaq SmallCap Market. The marketplace rules of Nasdaq (the “Nasdaq Rules”) require stockholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, Common Stock or securities convertible into or exercisable for Common Stock which equals 20% or more of the Company’s outstanding Common Stock or 20% or more of the voting power outstanding before the issuance. As of December 21, 2004, the Series M Preferred and the TerraNova Warrants, if issued and convertible or exercisable, are convertible or exercisable into 289,821,108 shares of Common Stock, representing over 100% of the Company’s outstanding Common Stock on that date. The closing bid price of one share of Common Stock on the Nasdaq SmallCap Market on December 21, 2004 was $0.24. The conversion and exercise price for one share of Series M Preferred on that date was $0.737 and such Series M Preferred, if issued and outstanding, would be convertible into Common Stock at a conversion price of $0.737, which was below the public market price of one share of Common Stock on the Nasdaq SmallCap Market on December 21, 2004.

In addition, the Nasdaq Rules require stockholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the sale of the Notes, the Series M Preferred and the TerraNova Warrants will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required thereby.

Finally, Section 4C of the Company’s Certificate of Incorporation also prohibits any creation of a lien on all or substantially all of the assets of the Company with respect to any indebtedness which is in excess of $5,000,000 unless the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series B Preferred and Series C Preferred, voting as a single class, is obtained.

The Company’s Board of Directors and Audit Committee have approved all of the terms of the transactions contemplated by the Series M Purchase Agreement, including the issuance of the Series M Preferred and the TerraNova Warrants and the changes to the Company’s charter documents and by-laws. The Board also obtained an opinion from BB&T Capital Markets that the offering of the Series M Preferred, including the Series M Conversion Price of $0.0737, was fair, from a financial point of view, to the Company’s common shareholders, other than the Series M purchasers.

Vote Required

The affirmative vote of holders of a majority of the voting power of the shares of Common Stock and Prior Preferred, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this Proposal 12. Additionally, the affirmative vote of the holders of two thirds of the Series B Preferred and the Series C Preferred, each voting as a separate series, is required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 12.